Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$139,999,025
Unrealized Gain (Loss) on Market Value of Futures	(423,994,635)
Dividend Income	28,188
Interest Income	138,565
ETF Transaction Fees	12,000
Total Income (Loss)	$(283,816,857)

Expenses
General Partner Management Fees	$1,535,481
Professional Fees	388,525
Brokerage Commissions	264,265
Directors' Fees and insurance	33,306
NYMEX License Fee	51,183
SEC & FINRA Registration Expense	301,200
Total Expenses	$2,573,960
Net Income (Loss)	$(286,390,817)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/20	$4,484,995,147
Additions (800,000 Shares)	23,758,851
Withdrawals (6,000,000 Shares)	(170,816,117)
Net Income (Loss)	(286,390,817)

Net Asset Value End of Month	$4,051,547,064
Net Asset Value Per Share (142,223,603 Shares)	$28.49

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596